UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 November 28, 2006

MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	001-31744	41-0950791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mentor Drive
Santa Barbara, California  93111
(Address of principal executive offices, including zip code)

(805) 879-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement

On November 14, 2006, the Board of Directors of Mentor Corporation (the "Company") approved a form of indemnification agreement attached hereto as Exhibit 10.1 (the "Indemnification Agreement").  The Board authorized the Company to enter into the Indemnification Agreement with each of its directors and executive officers.  Acting pursuant to that authority, on November 28, 2006 the Company entered into the Indemnification Agreement with each of the following: Joshua H. Levine; Joseph E. Whitters; Michael L. Emmons; Walter W. Faster; Michael Nakonechny; Ronald J. Rossi; Kathleen M. Beauchamp; Loren L. McFarland; and Joseph A. Newcomb.

The Indemnification Agreement provides, among other things, that subject to the procedures set forth in the Indemnification Agreement:  (i) the Company will indemnify the Indemnitee (as defined in the Indemnification Agreement) to the fullest extent permitted by law in the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding (as defined in the Indemnification Agreement) by reason of (or arising in part out of) an Indemnifiable Event (as defined in the Indemnification Agreement); (ii) if requested by Indemnitee, and subject to certain exceptions, the Company will advance Expenses (as defined in the Indemnification Agreement) to the Indemnitee; (iii) if there is a Change of Control (as defined in the Indemnification Agreement), the Company will seek the advice of independent legal counsel with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and advances under the Indemnification Agreement or any provision of the Company's articles of incorporation or bylaws; (iv) the rights of the Indemnitee under the Indemnification Agreement are in addition to any other rights the Indemnitee may have under the Company's articles of incorporation or bylaws or the Minnesota Business Corporations Act or otherwise; and (v) to the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee will be covered to the maximum extent of the coverage available for any Company director or officer. In addition, the Indemnification Agreement establishes guidelines as to the defense and settlement of claims by the parties and the period of limitations.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01        Financial Statements and Exhibits

Exhibit No.	Exhibit Title or Description
10.1	Form of Indemnity Agreement of Mentor Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR CORPORATION

Date: November 28, 2006	By:	/s/Joshua H. Levine
Joshua H. Levine Chief Executive Officer

Date: November 28, 2006	By:	/s/Loren L. McFarland
Loren L. McFarland Chief Financial Officer